UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2008

ROYAL FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

____________________________

Delaware	000-51123	20-1636029
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
9226 South Commercial Avenue Chicago, IL		60617 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (773) 768-4800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02(d).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2008, Royal Financial, Inc. announced that C. Michael McLaren was named to the Company's Board of Directors, effective July 21, 2008.  Mr. McLaren fills the vacancy on the Company’s Board of Directors as a result of the retirement of former director Peter Rolewicz in January 2008.

The Board has not yet determined which committees of the Board, if any, to which Mr. McLaren will be appointed. There are no arrangements or understandings between Mr. McLaren and any other persons pursuant to which Mr. McLaren was selected as a director. There are no related party transactions between the Company and Mr. McLaren that are subject to disclosure under Item 404(a) of Regulation S-K.

Attached as Exhibit 99.1 is a copy of the press release relating to the Company's announcement, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL FINANCIAL, INC. (Registrant)

Date: July 21, 2008	By:	/s/Leonard Szwajkowski
Name: Leonard Szwajkowski
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press Release dated July 21, 2008.